PROXY

                                                                   EXHIBIT 99(A)

                            GERMANTOWN SAVINGS BANK

                        SPECIAL MEETING NOVEMBER 10, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, revoking all prior proxies, hereby acknowledges receipt of the Proxy Statement dated October 7, 1994 and appoints Frank O. Bourne and Harold C. Sundby, Jr. or any of them, with full power of substitution, as the undersigned's proxies to vote all shares of Common Stock of Germantown Savings Bank (the "Bank") which the undersigned is entitled to vote at the Special Meeting of Shareholders called for November 10, 1994 and at any adjournment thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 LISTED ON THE REVERSE SIDE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND 2.

                                                              SEE REVERSE
                                                                 SIDE

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[X]  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.


1. Merger Proposal. On the Merger Proposal providing for the merger of the Bank with and into CoreStates Bank, N.A., a wholly-owned subsidiary of CoreStates Financial Corp, as described in the Proxy Statement.

   FOR   AGAINST  ABSTAIN
   [_]     [_]      [_]

2. Adjournment Proposal. On the proposal to adjourn the meeting, if necessary, in order to solicit additional proxies in favor of the Merger Proposal.

   FOR   AGAINST  ABSTAIN
   [_]     [_]      [_]

The proxies are authorized to vote on such other business as is properly brought before the Special Meeting for action in accordance with their judgment as to the best interests of the Bank.

MARK HERE                              MARK HERE
   FOR                                   IF YOU
 ADDRESS   [_]                          PLAN TO   [_]
  CHANGE                                 ATTEND
 AND NOTE                                 THE
 AT LEFT                                MEETING

PLEASE COMPLETE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as name appears hereon. When signing as attorney, executor, trustee, guardian, etc., please give full title as such. If shares are held jointly, each holder must sign.

Signature:              Date
           ------------      --------------------------------------------------

Signature:              Date
           ------------      --------------------------------------------------